UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):     March 18, 2005

Abgenix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24207	94-3248826
(Commission File Number)	(IRS Employer Identification No.)

6701 Kaiser Drive, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

510-284-6500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On March 18, 2005, Abgenix, Inc. (the “Company”) and Patrick M. Murphy entered into a separation agreement (the “Agreement”) in connection with the transition of Mr. Murphy’s responsibilities as Senior Vice President, Production Services to an interim replacement while the company identifies a permanent successor.  Pursuant to the Agreement, the Company and Mr. Murphy have mutually agreed to a transition in which Mr. Murphy will continue providing services as a full-time employee of the Company, with the title of Senior Vice President, and will assist in performing his current job functions, facilitating the transfer of those duties and engaging in special projects.  Through August 31, 2005, Mr. Murphy will continue to receive the same salary and benefits as he was receiving immediately prior to his entry into the Agreement.  From August 31, 2005 through February 28, 2006, Mr. Murphy will be paid at the same rate for consulting services to the Company.  In addition, the Company will make COBRA payments on Mr. Murphy’s behalf and currently granted stock options will continue to vest during this period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: March 23, 2005	By:	/s/ H. Ward Wolff
H. Ward Wolff Chief Financial Officer and Senior Vice President, Finance